UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 15, 2009

TSR, INC.

(Exact Name of Registrant as Specified in its charter)

Delaware	0-8656	13-2635899
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Oser Avenue, Hauppauge, NY 11788

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code (631) 231-0333

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 17, 2009, TSR, Inc. (the “Company”) announced that the Company received notice from The NASDAQ Stock Market (“NASDAQ”) stating that for 30 consecutive business days the Company’s common stock had not maintained a minimum market value of publicly held shares (“MVPHS”) of $5,000,000 as required for continued inclusion by Listing Rule 5450(b)91)(C). The notice has no effect on the listing of the Company’s securities at this time.

In accordance with NASDAQ listing rules, the Company has 90 calendar days, or until December 14, 2009, to regain compliance. The notice states that if, at any time before December 14, 2009, the MVPHS of the Company’s common stock is $5,000,000 for a minimum of 10 consecutive trading days, NASDAQ staff will provide written notification that the Company has achieved compliance with the MVPHS requirement. No assurance can be given that the Company will regain compliance during that period.

If the Company does not regain compliance with the minimum MVPHS by December 14, 2009, the NASDAQ staff will provide the Company with written notification that its securities will be delisted. At that time, the Company may appeal the delisting determination to a Listings Qualifications Panel. The Notice states that if the Company applies to transfer its securities to the Nasdaq Capital Market prior to December 14, 2009, the delisting proceedings will be stayed pending the NASDAQ Staff’s review of that application.

The Company has not determined what action, if any, it will take in response to this notice.

On September 17, 2009, the Company issued the press release regarding the Notice from NASDAQ, a copy of which is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated September 17, 2009 “TSR, Inc. Receives Delisting Notice From NASDAQ”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSR, INC.

By:	/s/ John G. Sharkey
Name:	John G. Sharkey
Title:	Vice President and Secretary

Date: September 17, 2009